UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2011 (May 5, 2011)

CHINA INFORMATION TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34076	98-0575209
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

21st Floor, Everbright Bank Building,
Zhuzilin, Futian District,
Shenzhen, Guangdong, 518040
People's Republic of China
(Address of Principal Executive Offices)

(+86) 755 -8370-8333
(Registrant's telephone number, including area code)

_______________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 5, 2011, Kwong Tai International Technology Ltd. (“Kwong Tai”), a wholly-owned subsidiary of China Information Technology, Inc. (the "Company") and iASPEC Software Company, Ltd. (“iASPEC”), a variable interest entity of the Company, entered into an equity transfer agreement (the "Equity Transfer Agreement"), pursuant to which Kwong Tai agreed to transfer 100% equity interest in Shenzhen Zhongtian Technology Development Company Ltd., a limited liability company established under the laws of the People's Republic of China ("Zhongtian"), to iASPEC, for a purchase price of RMB 20,240,650 (approximately $3,113,946).

The description of the Equity Transfer Agreement in this current report is a summary only and is qualified in its entirety by the terms of the Equity Transfer Agreement. A copy of the Equity Transfer Agreement is attached hereto as exhibits 10.1 and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
10.1	English translation of the Equity Transfer Agreement, dated May 5, 2011, between Kwong Tai International Technology Ltd. and iASPEC Software Company, Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA INFORMATION TECHNOLOGY, INC.

Dated: May 11, 2011	By: /s/ Jiang Huai Lin
Jiang Huai Lin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	English translation of the Equity Transfer Agreement, dated May 5, 2011, between Kwong Tai International Technology Ltd. and iASPEC Software Company, Ltd.